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                                                                      EXHIBIT 21

                              SUBSIDIARIES OF DOVER

Domestic Subsidiaries

                                                    State of
Name                                                Incorporation
----                                                -------------

A-C Compressor Corporation                          Delaware
Arizona Elevator, Inc.                              Delaware
Avtec Industries, Inc.                              Delaware
Belvac Production Machinery, Inc.                   Virginia
Chief Automotive Systems, Inc.                      Delaware
Communications Techniques, Inc.                     Delaware
Conmec, Inc.                                        Delaware
Davenport Machine, Inc.                             Delaware
DEK U.S.A., Inc.                                    Delaware
Delaware Capital Formation, Inc.                    Delaware
Delaware Capital Holdings, Inc.                     Delaware
Dielectric Laboratories, Inc.                       Delaware
Dover Diversified, Inc.                             Delaware
 Dover Elevator Company                             Delaware
Dover Elevator International, Inc.                  Delaware
Dover Elevator Systems, Inc.                        Delaware
Dover Europe Corporation                            Delaware
Dover France Holdings Corp.                         Delaware
Dover Industries, Inc.                              Delaware
Dover Resources Inc.                                Delaware
Dover Technologies International, Inc.              Delaware
Dow-Key Microwave, Inc.                             Delaware
Duncan Industries Parking Control Systems Corp.     Delaware
Everett Charles Technologies, Inc.                  Delaware
General Elevator Company, Inc.                      Maryland
Groen, Inc.                                         Delaware
Hill Phoenix Inc.                                   Delaware
Hydro Systems Company                               Delaware
K&L Microwave, Inc.                                 Delaware
Marathon Equipment Company                          Delaware
Mark Andy, Inc.                                     Missouri
Miami Elevator Company                              Delaware
Midland Manufacturing Company                       Delaware
Pathway Bellows, Inc.                               Delaware
Petro Vend, Inc.                                    Delaware
PDQ Manufacturing, Inc.                             Delaware
PRC Corporation                                     Delaware
Preco Turbine and Compressor Services, Inc.         Texas
Quartzdyne, Inc.                                    Delaware
Randell Manufacturing, Inc.                         Delaware
Refrigeration Systems, Inc.                         Delaware
Revod Corporation                                   Delaware
Robohand, Inc.                                      Delaware
Ronningen-Petter                                    Delaware
Security Elevator Company, Inc.                     Delaware
Sonic Industries, Inc.                              California
Sound Elevator Co.                                  Delaware
Sanger Works Factory Holdings, Inc.                 California

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                                                    State of
Name                                                Incorporation
----                                                -------------

Texas Hydraulics, Inc.                              Delaware
The Heil Company                                    Delaware
The Wittemann Company, Inc.                         Delaware
Thermal Equipment Corporation                       California
Tipper Tie, Inc.                                    Delaware
TNI, Inc.                                           Delaware
Tranter, Inc.                                       Michigan
Tulsa-Winch, Inc.                                   Delaware
Universal Instruments Corporation                   Delaware
Vectron Laboratories, Inc.                          Delaware
Vectron Technologies, Inc.                          Delaware
Vitronics Corporation                               Delaware
Waukesha Bearings Corporation                       Wisconsin
Weldcraft Products, Inc.                            Delaware
Wilden Pump and Engineering Company, Inc.           Delaware
Wiseco Piston Company, Inc.                         Delaware

Foreign Subsidiaries

Name                                                Jurisdiction
----                                                ------------

atg test systems GmbH                               Germany
DEK Printing Machines Ltd.                          United Kingdom
Dover Corporation (Canada) Ltd.                     Canada
Dover Europe Afzug GmbH                             Germany
Dover Europe GmbH                                   Germany
Dover Exports, Ltd.                                 Barbados
Dover France Holdings SARL                          France
Dover International Finance Services Ltd.           United Kingdom
Dover UK Holdings Ltd.                              United Kingdom
HTT Heat Transfer Technologies, S.A.                Switzerland
Imaje S.A.                                          France
Imaje GmbH                                          Germany
Langbein & Engelbracht, GmbH                        Germany
Luther & Maezler GmbH                               Germany
Soltec International, B.V.                          Netherlands
SWEP International AB                               Sweden
SWEP Technologies AB                                Sweden
Universal Electronics Systems H.K. Ltd.             Hong Kong

Other subsidiaries of the Registrant have been omitted from this listing since, considered in the aggregate as a single subsidiary, they would not constitute a "significant subsidiary".